                                                                    EXHIBIT 7(d)

INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Post-Effective Amendment No. 2 to the Registration Statement No. 333-47844 of Merrill Lynch Variable Life Separate Account on Form S-6 of our reports on (i) Merrill Lynch Life Insurance Company dated February 25, 2002 and (ii) Merrill Lynch Variable Life Separate Account dated March 1, 2002, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

New York, New York
April 25, 2002